Exhibit 11.3

Consent of Independent Auditor

We consent to the use in this Regulation A Offering Statement on Form 1-A of our report dated June 11, 2020, relating to the financial statements of HappyNest REIT, Inc., as of December 31, 2019 and for the year then ended, appearing in the Post-Qualification Offering Circular Amendment No. 3, which is part of this Regulation A Offering Statement.

We also consent to the reference to our firm under the heading “Experts” in such Regulation A Offering Statement.

/s/ RSM US LLP

McLean, Virginia

June 3, 2021